UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE 2023 ETF SERIES TRUST II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

INTERNAL USE ONLY
GMO TRUST DIRECTOR ELECTION
This document is provided to assist GMO relationship managers in answering questions during oral conversations with shareholders of GMO’s exchange-traded funds (“ETFs”) and their respective advisers, plan-level fiduciaries/representatives and consultants regarding the proposed nominees for Trustees submitted to ETF shareholders. This communication is for internal use only. It should not be distributed in whole or in part to anyone outside of GMO.
Summary Timeline

September 8	Record date (determines shareholders eligible to vote)
September 15	File Proxy Statement
September 18-24	Mailing/E-delivery of proxy statement
October 15	Last day to submit proxy
October 16	Shareholder meeting

(1)	What is the reason for the election?
The purpose of the election is to align the Board of Trustees of the ETFs with the Board of Trustees of GMO’s mutual funds. GMO originally launched its ETFs in 2023 using an outsourced model supported by the Goldman Sachs ETF Accelerator platform. Following the news that Goldman Sachs was shutting down its ETF Accelerator business, GMO determined that using an internal support structure for the ETFs, leveraging its existing support model for its mutual fund business, would help streamline GMO’s registered fund product suite and promote operational efficiencies and administrative convenience. The decision to transition to an internal support model for the ETFs also reflects GMO’s long-term commitment to ETFs and its expectation that ETFs will play an increasingly large role in GMO’s overall business. An important part of the transition is an alignment of the Boards of Trustees of the ETFs and mutual funds to create a unified oversight function across GMO’s registered funds. Accordingly, ETF shareholders are being asked to elect the current trustees of GMO’s mutual funds to serve as trustees of the ETFs as well.
(2)	What will happen to the existing Trustees of the ETFs?
If the nominees are elected by ETF shareholders, the existing Trustees will resign.

(3)	How does the client vote via proxy?
The client can submit their proxy in three different ways:
By Internet: using the control number from the email/mailing, go to www.proxyvote.com or scan the supplied QR code. For those that received the proxy via email, click the “vote now” or similar link in the email.
By Telephone: using the control number from the email/mailing, call 1-800-690-6903 and follow the prompts.
By Mail: for those receiving hard copy mailing, check the appropriate box on the proxy card, sign and date the proxy card, return the proxy card in the envelope provided.
(4)	Who is entitled to vote?
Shareholders as of the record date (September 8, 2025) will be entitled to vote and submit a proxy. All shareholders are strongly encouraged to vote after receipt of the proxy statement and related proxy.
(5)	How many votes are needed to approve the election of each trustee?
The election is being held on a Trust-wide (not Fund-specific) basis. The minimum votes required to be cast in person or by proxy (quorum) is 30%. A nominee will be elected as a trustee if a quorum is achieved and he/she receives a plurality of the votes cast.
(6)	Who is paying for the costs of the proxy?
GMO is bearing the costs of the proxy.

2

Inbound Information Agent Script
GMO Exchange Traded Funds
Meeting Date: October 16, 2025
Dedicated Toll-Free Number: 855-206-1117
INBOUND GREETING:
Thank you for calling the Broadridge Proxy Services Center for the GMO Exchange Traded Funds, you are on a recorded line. My name is <Agent Name>. How may I assist you today?
IF UNSURE OF VOTING:
Would you like me to review the proposal(s) with you? <Once questions have been answered using the proxy materials provided, review the voting options available.>
IF NOT RECEIVED/REQUESTING MATERIAL TO BE RE-MAILED:
Mr./Ms. <shareholder’s last name>, if you would like to review the proxy statement, GMO Exchange Traded Funds made it easy for you to review online at: https://www.gmo.com/americas/legal-and-compliance/
Should you have any questions once you have reviewed the material, please contact us at 1-855-206-1117 between the hours of 9:00am and 10:00pm Monday through Friday Eastern Time.
VOTING OPTIONS (REGISTERED AND BENEFICIAL):
To vote by Internet
1) Read the Proxy Statement and have the proxy ballot at hand.
2) Go to website www.proxyvote.com
3) Enter your control number, located in the box with the arrow next to it.
4) Follow the instructions provided on the website.
To vote by Telephone
1) Read the Proxy Statement and have the proxy ballot at hand.
2) Call the phone number listed on the top right of your ballot (1-800-690-6903)
3) Follow the instructions.

© 2025 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	Broadridge.com
CONFIDENTIAL INFORMATION

To vote by Mail
1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card.
3) Sign and date the proxy card.
4) Return the proxy card in the preaddressed, postage paid envelope provided
Should you have any questions, please contact us at 1-855-206-1117 between the hours of 9:00am and 10:00pm Monday through Friday Eastern Time.
PRE-RECORDED MESSAGES – CANNOT BE UPDATED
INBOUND - CLOSED RECORDING:
Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you
INBOUND - CALL IN QUEUE MESSAGE:
Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.
END OF CAMPAIGN MESSAGE:
Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your Funds accounts, please contact your Investment professional. Thank you.
Call Center Hours of Operation:
Monday through Friday, 9AM to 10PM Eastern Time (ET).

© 2025 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	Broadridge.com
CONFIDENTIAL INFORMATION